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                                                                           23.5
                     [LETTERHEAD OF COOPERS & LYBRAND GmbH]

                  CONSENT OF INDEPENDENT AUDITORS RELATING TO
                  PREUSSAG BUNDELFUNK GMBH, SALZGITTER/GERMANY

                  --------------------------------------------

As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement of Geotek Communications, Inc. (the "Company") on Form S-3 of our report, dated August 30, 1994, relating to the balance sheet of Preussag Bundelfunk GmbH as of September 30, 1993 and the related statement of operations, shareholders' equity and cash flow for the year then ended, which report was included in the Current Report on Form 8-K of the Company, dated July 5, 1994, as amended.

Hannover,
August 21, 1995

                                                Coopers & Lybrand GmbH
                                                Wirtschaftsprufungsgesellschaft